Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Christine Parker
Communications Specialist
(248) 631-5438
christineparker@trimascorp.com

TRIMAS CORPORATION ANNOUNCES ACQUISITION OF 70% OF ARMINAK & ASSOCIATES

Broadens Rieke’s Specialty Systems Product Offering and Expands Customer Base

BLOOMFIELD HILLS, Michigan, February 27, 2012 – TriMas Corporation (NASDAQ: TRS) – a diversified manufacturer of engineered and applied products – announced today that it has acquired 70 percent of Arminak & Associates, LLC for $64 million, with $59 million paid in cash at closing. The agreement provides TriMas an option to purchase, and Arminak an option to sell, Arminak’s remaining 30 percent interest in the company. The transaction closed on February 24, 2012, at which time Arminak became part of the Company’s Packaging segment.

“We continue to identify and execute on acquisitions that are consistent with our targeted growth platforms of packaging, energy and aerospace,” said David Wathen, president and chief executive officer of TriMas Corporation. “This acquisition complements our growth strategies for our Rieke business and provides opportunities for additional synergies.”

Arminak & Associates is a leader in the design, manufacture and supply of foamers, lotion pumps, fine mist sprayers and other packaging solutions for the cosmetic, personal care, beauty aids and household product markets. Headquartered in Southern California, Arminak generated approximately $60 million in revenue for the 12 months ended December 31, 2011.

“Arminak will enhance our highly-engineered product offering and provide access to large global customers in the cosmetic and personal care end markets,” said Lynn Brooks, president of Rieke Packaging Systems. “Arminak’s custom design capabilities and rapid speed to market are impressive. This business is a natural fit with our organization and we welcome Arminak’s employees to our Rieke family.”

“This combination will enable us to better serve the needs of both companies’ customers by providing a superior product portfolio, enhanced design and innovation capabilities, and improved global manufacturing flexibility,” commented Helga Arminak, president of Arminak & Associates. “We are excited about the opportunity to partner with TriMas and Rieke in our efforts to accelerate growth and further support our global customers.”

About Rieke Packaging Systems

Headquartered in Auburn, Indiana, Rieke Packaging Systems has built its worldwide reputation on setting the standards in the packaging industry since 1921. The company is a leading manufacturer and distributor of premium-quality packaging products for the global commercial, industrial and consumer sectors. Rieke has market leadership in steel and plastic closure caps, drum enclosures, ring and levers, and specialty closure and dispensing systems.

About TriMas

Headquartered in Bloomfield Hills, Michigan, TriMas Corporation (NASDAQ: TRS) provides engineered and applied products for growing markets worldwide. TriMas is organized into six reportable segments: Packaging, Energy, Aerospace & Defense, Engineered Components, Cequent Asia Pacific and Cequent North America. TriMas has approximately 4,100 employees at more than 60 different facilities in 15 countries. For more information, visit www.trimascorp.com.

Cautionary Notice Regarding Forward-looking Statements

Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

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